UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐	Definitive Information Statement

DIGITAL LOCATIONS, INC.
(Name of Registrant as Specified In Its Charter)

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(1)	Title of each class of securities to which transaction applies:___________

(2)	Aggregate number of securities to which transaction applies:___________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4)	Proposed maximum aggregate value of transaction:____________

(5)	Total fee paid:____________

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DIGITAL LOCATIONS, INC.

3700 State Street, Suite 350

Santa Barbara, California 93105

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement is being mailed on or about December [*], 2019 to the stockholders of record on December 10, 2019 (the “Record Date”) of Digital Locations, Inc., a Nevada corporation (the “Company”), in connection with certain action taken by the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company, dated as of December 10, 2019. The action to be taken pursuant to the written consent may be taken on or about January [*], 2020, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ William E. Beifuss, Jr.
William E. Beifuss, Jr.
President and Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS.

To the Company’s Stockholders:

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent (the “Written Consent”) of the holders of a majority of the voting power of the outstanding capital stock of the Company dated December 10, 2019, in lieu of a special meeting of the stockholders.

1.

An amendment to our Articles of Incorporation, as amended, (the “Articles of Incorporation”) to effect a reverse stock split of our common stock by a ratio of not less than 1-for-100 and not more than 1-for-2,000 (the “Reverse Stock Split”) at any time prior to the one year anniversary of filing the definitive Information Statement on Schedule 14C with respect to the Reverse Stock Split, with the Company’s Board of Directors (the “Board”) having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the above range as determined by the Board in its discretion.

2

The above-referenced action is more fully described in the accompanying Information Statement. The action was taken by Written Consent pursuant to Section 78.320 of the Nevada Revised Statutes and our Bylaws, each of which permits that any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The accompanying Information Statement is being furnished to all our stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by the Written Consent before it becomes effective.

Stockholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders or on or about January [*], 2019.

This Information Statement will serve as written notice to stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of 2,000,000,000 shares of Common Stock, $0.001 par value per share, (the “Common Stock”) of which 226,665,785 shares were issued and outstanding and 20,000,000 shares of preferred stock, $0.001 par value per share, of which 0 shares of Series A Preferred Stock were issued and outstanding, 16,155 shares of Series B Preferred Stock were issued and outstanding, 0 shares of Series C Preferred Stock were issued and outstanding and 1,000 shares of Series D Preferred were issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. Holders of the Series B Preferred Stock do not have voting rights except as required by law but each holder of outstanding shares of Series B Preferred Stock shall be entitled on the same basis as holders of Common Stock to receive notice of such action or meeting and the holders of Series D Preferred Stock are entitled to vote separately as a class in an amount equal to fifty one percent (51%) of the total voting power of the Company’s shareholders. A majority of holders of all outstanding shares of voting securities as of the Record Date have voted in favor of the action by resolution dated December 10, 2019 and no other stockholder consents will be solicited in connection with this Information Statement.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act, to notify the Company’s stockholders as of the Record Date of the corporate action expected to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding capital stock.

Stockholders holding in excess of fifty one (51%) of the voting power of the Company’s outstanding voting securities voted in favor of the corporate matters outlined in this Information Statement, consisting of the approval of:

1.

An amendment to the Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than 1-for-100 and not more than 1-for-2,000 at any time prior to the one year anniversary of filing the definitive Information Statement on Schedule 14C with respect to the Reverse Stock Split, with the Board having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the above range as determined by the Board in its discretion.

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Who is Entitled to Notice?

Each holder of outstanding voting securities, as of the Record Date will be entitled to notice of the action. Stockholders as of the close of business on the Record Date that held in excess of fifty one (51%) of the voting power of the Company’s outstanding shares of voting securities voted in favor of the action.

What action was taken by written consent?

Stockholders holding in excess of fifty one (51%) of the voting power of the Company’s outstanding voting securities have voted in favor of the following action:

1.	An amendment to the Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than 1-for-100 and not more than 1-for-2,000 at any time prior to the one year anniversary of filing the definitive Information Statement on Schedule 14C with respect to the Reverse Stock Split, with the Board having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the above range as determined by the Board in its discretion.

What Vote is Required to Approve the Action?

The affirmative vote of a majority of the voting power of the Company’s voting securities outstanding on the Record Date is required for approval of the amendment to our Articles of Incorporation.

What vote was obtained to approve the action described in this information statement?

We obtained the approval of the holders of 1,000 issued and outstanding shares of Series D Preferred Stock, representing approximately 51% of the voting securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information concerning the beneficial ownership of the Company’s Common Stock by (i) each person or group of persons known to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each person who is our executive officer or director and (iii) all such executive officers and directors as a group. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the Record Date through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of the Record Date are considered to be outstanding. These shares, however, are not considered outstanding as of the Record Date when computing the percentage ownership of each other person, except as specifically set forth below. Unless otherwise indicated, the address of each of the following beneficial owner is c/o Digital Locations, Inc., 3700 State Street, Suite 350, Santa Barbara, California 93105.

Name and address of beneficial owner	Shares of Common Stock Beneficially Owned	Shares of Series D Preferred Stock	Percentage of Common Shares Beneficially Owned		Percentage of Voting Capital Stock
Directors and Named Executive Officers
William E. Beifuss Jr. (1) President, Acting Chief Executive Officer, Secretary and Member of the Board of Directors	1,295,538	1,000	*		51%
Byron Elton (2) Chairman of the Board of Directors	262,500	-	*
All officers and directors as a group (2 persons)	1,558,038	1,000	*	%	51%

* Less than 1%

(1)

Includes 1,200,000 common shares subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date. The shares of Series D Preferred Stock carry the right to 51% of the voting power of the Company.

(2)	Includes 200,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date.

To our knowledge, except as indicated in the footnotes to the following table, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

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ACTION 1

Our Board and the holders of a majority of the voting securities have approved an amendment to the Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than 1-for-100 and not more than 1-for-2,000 at any time prior to the one year anniversary of filing the definitive Information Statement on Schedule 14C with respect to the Reverse Stock Split, with the Board having the discretion as to whether or not the Reverse Stock Split is to be effected, and with the exact ratio of any Reverse Stock Split to be set at a whole number within the above range as determined by the Board in its discretion.

The form of the proposed amendment to the Company’s Articles of Incorporation to effect a Reverse Stock Split of our issued and outstanding Common Stock will be substantially as set forth on Appendix A (subject to any changes required by applicable law). The Reverse Stock Split proposal would permit (but not require) our Board to effect a Reverse Stock Split of our issued and outstanding Common Stock at any time prior to the one year anniversary of filing the definitive Information Statement on Schedule 14C with respect to the Reverse Stock Split, by a ratio of not less than 1-for-100 and not more than 1-for-2,000, with the exact ratio to be set at a whole number within this range as determined by our Board in its sole discretion. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the number of shares of our Common Stock outstanding;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Stock Split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board, stockholders with less than 100 shares and no more than 2,000 shares of existing Common Stock, may be combined into one share of Common Stock. Any fractional shares will be rounded up to the next whole number. The amendment to effect the Reverse Stock Split, if any, will include only the Reverse Stock Split ratio determined by our Board to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

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Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

As of the Record Date, 2019, the Company had 2,000,000,000 shares of Common Stock authorized. Of these shares, 226,665,785 were issued and outstanding and 1,773,334,215 shares were reserved for holders of convertible promissory notes. Therefore, no Common Stock is available for issuance or for establishment of debt reserves, which significantly hampers the Company’s ability to raise capital. The Company may have to reserve some of the authorized but unissued shares that would become available as a result of the Reverse Stock Split to adequately cover the shares issuable upon conversion of certain outstanding debt. Except for the foregoing, the Company currently does not have any plans, arrangements or understandings, written or oral, to issue any of the authorized but unissued shares that would become available as a result of the Reverse Stock Split.

In addition to increasing the market price of our Common Stock, the Reverse Stock Split would reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that the post reverse stock split price would remain following the Reverse Stock Split.

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The exact timing of the filing of the amendment that will effect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If the amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Nevada by the close of business on , 2020, our board of directors will abandon the Reverse Stock Split.

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Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

As of the Record Date, there were 226,665,785 shares outstanding. Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of 100 and a maximum of 2,000 shares of existing Common Stock will be combined into one new share of Common Stock. The table below shows, as of the Record Date, the number of outstanding shares of Common Stock that would result from the listed hypothetical Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-100	2,266,658
1-for-500	453,332
1-for-1,000	226,666
1-for-1,500	151,111
1-for-2,000	113,333

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The implementation of the Reverse Stock Split will not amend the number of shares of Common Stock that the Company is authorized to issue and will result in an increased number of available authorized shares of Common Stock. The resulting increase in such availability in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase in available authorized shares for issuance could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its Articles of Incorporation, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

Additionally, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of authorized Common Stock that will become newly available as a result of the implementation of the Reverse Stock Split will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock.

The Company may issue the additional shares of authorized Common Stock that will become available as a result of the Reverse Stock Split without the additional approval of its stockholders.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock.  Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our Common Stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our Common Stock will continue to be listed on the OTC Markets under the symbol “DLOC.”

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Beneficial Holders of Common Stock (i.e. Stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our Common Stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. Stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split Common Stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Until surrendered, we will deem outstanding certificates representing shares of our Common Stock (the “Old Certificates”) held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled, subject to the treatment of fractional shares.  Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates representing the appropriate number of whole shares of post-Reverse Stock Split Common Stock (the “New Certificates”). If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

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Accounting Matters

The proposed amendment to the Company’s Articles of Incorporation, as amended, will not affect the par value of our Common Stock per share, which will remain $0.001 par value per share. As a result, as of the Effective Time, the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our Common Stock:

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder. This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our Common Stock as “capital assets” (generally, property held for investment).

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

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U.S. Holders

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Under Nevada law and our charter documents, holders of our Common Stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in the amendment to our Articles of Incorporation as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in the amendment to our Articles of Incorporation that are different from or greater than those of any other of our stockholders.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

December   , 2019

/s/

William E. Beifuss, Jr.

President and Chief Executive Officer

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Appendix A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Digital Locations, Inc.

2. The articles have been amended as follows:

ARTICLE IV. The corporation is authorized to issue two classes of shares. Once class of shares shall be designated as common stock, par value $0.001, and the total number of common shares that the corporation is authorized to issue shall be 2,000,000,000. The other class of shares shall be designated as preferred stock, par value $0.001, and the total number of shares of preferred stock that the corporation is authorized to issue shall be 20,000,000. The preferred stock shall have such rights, preferences and privileges as may be determined by the corporation’s Board of Directors prior to the issuance of such shares. The preferred stock may be issued in such series as are designated by the corporation’s Board of Directors, and the Board of Directors may fix the number of authorized shares of preferred stock for each series, and the rights, preferences, and privileges of each series of preferred stock.

Upon the filing and effectiveness (the “Effective Time”) this amendment to the Corporation’s Articles of Incorporation, as amended, each [*] shares of Common Stock issued and outstanding immediately prior to the Effective Time either issued and outstanding or held by the Corporation as treasury stock shall be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the treatment of fractional shares as described above.”

*	Whole number between one hundred (100) and two thousand (2,000) as determined by the Board of Directors in its sole discretion.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Greater than 50%

4. Effective date and time of offering: (optional) Date:______________ Time:______________

5. Signature:

X ____________________

Signature of Officer

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